UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 17, 2003

AMBASSADORS GROUP, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	0-33347	91-1957010

(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

Dwight D. Eisenhower Building
110 S. Ferrall Street
Spokane, WA 99202

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(509) 534-6200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under item 12).
SIGNATURES

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under item 12).

     Pursuant to Securities and Exchange Commission Release No. 33-8126, the following information, that is required to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 17, 2003, Ambassadors Group, Inc. issued a news release on the subject of second quarter consolidated earnings as set forth below.

AMBASSADORS GROUP EARNINGS REMAIN STABLE IN SPITE OF TRAVEL INDUSTRY CHALLENGES

Spokane, Wash. – July 17, 2003

Ambassadors Group Inc. (NASDAQ:EPAX), a leading provider of educational travel experiences, announced earnings per share of $0.90 in the second quarter of 2003, comparable to the earnings in the second quarter of 2002 of $0.88 per share. Net revenue increased to $18.2 million in the second quarter of 2003 from $17.4 million in the comparable quarter of 2002.

Gross receipts increased to $53.7 million in the second quarter of 2003 from $49.5 million in the comparable quarter of 2002. Net revenue increased to $18.2 million in the second quarter of 2003 from $17.4 million in the comparable quarter of 2002. The overall increase of $0.8 million quarter over quarter is due to traveling an increased number of delegates during 2003.

Operating expenses increased to $4.8 million in the second quarter of 2003 from $4.4 million in the comparable quarter of 2002. The $0.4 million increase in operating expenses is primarily due to traveling additional delegates resulting in staffing costs increasing quarter over quarter. Operating income was $13.4 million in the second quarter of 2003 compared to $12.9 million in the second quarter of 2002.

The Company’s cash, cash equivalents and available-for-sale securities balances at June 30, 2003, and December 31, 2002, were reported at $69.1 million and $51.4 million, of which $47.6 million and $25.9 million represented participant deposits, respectively.

Jeff Thomas, president and chief executive officer of Ambassadors Group Inc. stated, “Year to date, we have traveled over 12,000 delegates safely, and we are pleased with this result. In the face of Operation Iraqi Freedom, Code Orange terror alerts, SARS outbreaks, increased restrictions on travel to Cuba, airline bankruptcies, a declining dollar and a slow economy, our team in Spokane has demonstrated creativity – in the form of quickly finding solutions to new problems — and discipline – in the form of continuing to abide by the management practices that we have in place. Nothing can be taken for granted in this geo-political and economic environment.

“We want our shareowners to know that we have continued to build the systems, develop the brand and grow the people that will allow us to achieve long-term success in our core businesses.

“At the start of 2003, we were forecasting a strong year, based upon the enrollments at that point, so we had to ensure that we had the resources in place to deliver a program of the highest quality. This will also position us well for potential growth in 2004, given a possible recovery in the economy overall and travel sector in particular.”

Ambassadors Group Inc. will host a conference call to discuss results of operations and the outlook for 2003, Friday, July 18 at 8:30 a.m. Pacific Time. Interested parties may join the call by dialing (800) 901-5231, then entering the pass code: 95317659. The conference call may also be joined via the Internet at www.AmbassadorsGroup.com/EPAX. For post-view access, parties may dial (888) 286-8010 with the pass code of 86775612 and follow the prompts, or visit the www.AmbassadorsGroup.com/EPAX Web site. Post-view dial-in access will be available beginning July 18 at 10:30 a.m. through July 25th. Post-view Webcast access will be available following the conference call through September 18.

Ambassadors Group Inc. is a leading educational travel company that organizes and promotes international and domestic programs for students, athletes, and professionals. These programs provide opportunities for grade school, junior, and senior high school students to visit foreign and domestic destinations to learn about the history, government, economy and culture of such areas, as well as for junior and senior high school athletes to participate in international sports challenges. The Company’s professional programs emphasize meetings and seminars between participants and persons in similar professions abroad.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s actual and expected financial performance, the reasons for variances between quarter-to-quarter results. Forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release, and may not reflect risks related to the conflict in the Middle East and international unrest, outbreak of disease, conditions in the travel industry, changes in economic conditions and changes in the competitive environment. The Company expressly disclaims any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in Company expectations or any change in events. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. For a more complete discussion of these and other factors, please refer to Ambassadors Group Inc. 10-K filed March 21, 2003, 10-Q filed May 14, 2003, and proxy filed April 14, 2003.

The following summarizes the Company’s financial information for the quarters ended June 30, 2003 and 2002 (in thousands, except per share amounts):

	UNAUDITED

	Quarter ended June 30

	2003	2002

Gross program receipts	$53,749	$49,462
Net revenue	18,184	17,367
Operating expenses:
Selling and tour promotion	3,572	3,240
General and administration	1,214	1,186

Total operating expenses	4,786	4,426
Operating income	13,398	12,941
Other income, net	267	337

Income before tax	13,665	13,278
Income tax provision	4,646	4,435

Net income	$9,019	$8,843

Earnings per share–basic	$0.91	$0.90

Weighted average shares outstanding–basic	9,897	9,831
Earnings per share–diluted	$0.90	$0.88

Weighted average shares outstanding–diluted	10,069	10,093

The following summarizes the Company’s financial information for the six months ended June 30, 2003 and 2002 (in thousands, except per share amounts):

	UNAUDITED

	Six months ended June 30

	2003	2002

Gross program receipts	$56,349	$51,833
Net revenue	19,221	18,033
Operating expenses:
Selling and tour promotion	6,477	5,620
General and administration	2,168	2,299

Total operating expenses	8,645	7,919
Operating income	$10,576	$10,114
Other income, net	489	529

Income before tax	11,065	10,643
Income tax provision	3,762	3,565

Net income	$7,303	$7,078

Earnings per share–basic	$0.74	$0.72

Weighted average shares outstanding–basic	9,889	9,824
Earnings per share–diluted	$0.73	$0.70

Weighted average shares outstanding–diluted	10,046	10,114

The Company has a single operating segment consisting of the educational travel and sports programs for students, athletes and professionals. These programs have similar economic characteristics and offer comparable products to participants, as well as utilize similar processes for the program marketing.

The following summarizes the Company’s balance sheets as of June 30, 2003, June 30, 2002 and December 31, 2002 (in thousands):

	UNAUDITED		AUDITED

	June 30
			December 31
	2003	2002	2002

Assets
Cash and cash equivalents	$40,341	$31,042	$29,503
Available-for-sale securities	28,742	25,750	21,896
Foreign currency exchange contracts	1,928	588	1,642
Prepaid program costs and expenses	24,362	17,536	1,516
Other current assets	104	305	91

Total current assets	95,477	75,221	54,648
Property and equipment, net	1,688	2,109	1,914
Deferred tax asset	1,663	1,878	1,711
Other assets	70	265	244

Total assets	$98,898	$79,473	$58,517

Liabilities and Stockholders’ Equity
Accounts payable and accruals	$15,045	$15,514	$4,241
Participants’ deposits	47,608	40,913	25,901
Deferred tax liability	598	142	515

Total current liabilities	63,251	56,569	30,657
Stockholders’ equity	35,647	22,904	27,860

Total liabilities and stockholders’ equity	$98,898	$79,473	$58,517

The following summarizes the Company’s deployable cash as of June 30, 2003 (in thousands and UNAUDITED):

June 30, 2003

Cash, cash equivalents and available-for-sale equivalents	$69,071
Prepaid program cost and expenses	24,362
Less: Participants’ deposits	(47,608)
Less: Accounts payable and accruals	(15,045)

Deployable cash	$30,780

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: July 23, 2003	By:	/s/ Margaret M. Sestero

Margaret M. Sestero Chief Financial Officer, Executive Vice-President and Secretary